Exhibit 10.64A

TO:	William A. Shumaker

RE:	EXTENSION OF CONSULTING AGREEMENT

  Pursuant to Section 2(b) of your Consulting Agreement (the “Agreement”), dated as of July 10, 2013, the term of the Agreement, as stated in Section 2(b) thereof, is hereby extended so that the Agreement, as extended, will end on July 31, 2015.

  In all other respects the Agreement is reaffirmed and remains unchanged.

  IN WITNESS WHEREOF, this Extension Agreement, pursuant to authorization from the Board of Directors of the Company, is executed in the Company’s name and on its behalf as of the day and year shown herein.

  Date: August 27, 2014

KEWAUNEE SCIENTIFIC CORPORATION

By:	/s/ D. Michael Parker
D. Michael Parker
Its:	Senior Vice President, Finance
Chief Financial Officer